As filed with the Securities and Exchange Commission on May 21, 2008
                Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________

THE TORO COMPANY
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South
Bloomington, Minnesota 55420
(Address of Registrant’s Principal Executive Office) (Zip Code)
___________________________

The Toro Company 2000 Stock Option Plan
(Full title of the plan)

Timothy P. Dordell
Vice President, Secretary and General Counsel
The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420
(952) 888-8801
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7287
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☒                                                                                                       Accelerated filer     ☐

Non-accelerated filer (Do not check if a smaller reporting company)     ☐                        Smaller reporting company     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	800,000 shares	$40.98	$32,784,000	$1,288.42
_________________
(1)
Each share of common stock, par value $1.00 per share (“Common Stock”) includes one Preferred Share Purchase Right pursuant to the Rights Agreement dated as of May 20, 1998.  Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2)
The number of shares of Common Stock stated above represents an increase in the total number of shares reserved for issuance under The Toro Company 2000 Stock Option Plan (the “Plan”).  6,400,000 shares have been previously registered under Registration Statements on Form S-8 (File No. 333-39052, File No. 333-89262, File No. 333-135033).  In addition, the maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock, as reported by the New York Stock Exchange on May 16, 2008.

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by The Toro Company (the “Registrant”) pursuant to General Instruction E of Form S-8 and relates to the Registrant’s earlier Registration Statement on Form S-8 (No. 333-39052), filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2000, as amended by the Registrant’s Registration Statement on Form S-8 (No. 333-89262), filed with the Commission on May 28, 2002, by the Registrant’s Post-Effective Amendment No. 1 to Form S-8 (333-89262), filed with the Commission on June 2, 2003, and by the Registrant’s Registration Statement on Form S-8 (No. 333-135033), filed with the Commission on June 15, 2006.  Under those three earlier Registration Statements, the Registrant registered shares of its common stock, par value $1.00 per share (the “Common Stock”), and related Preferred Share Purchase Rights, to be offered and sold in connection with The Toro Company 2000 Stock Option Plan (the “Plan”).  Following a 2-for-1 stock split with a record date of April 1, 2003, and a second 2-for-1 stock split with a record date of March 28, 2005, and the increase in shares by Registration Statement No. 333-135033, the total number of shares, on an after-split basis, authorized to be offered and sold in connection with the Plan was 6,400,000.  The contents of Registrant’s Registration Statements Nos. 333-89262 and 333-39052, as amended by Registrant’s Post-Effective Amendment No. 1, and Registration Statement No. 33-135033 are incorporated by reference in this Registration Statement.

Amendment to Increase Authorized Shares

On March 11, 2008, the shareholders of the Registrant approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 800,000 from an aggregate of 6,400,000 to an aggregate of 7,200,000, subject to adjustment to reflect changes in the corporate or capital structure of Registrant, including but not limited to stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of Registrant’s Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The rules of the Commission allow Registrant to incorporate by reference information into this Registration Statement.  This means that Registrant may disclose important information to you by referring you to another document.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 (File No. 1-8649);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 1, 2008 (File No. 1-8649);

(c)	The Registrant’s Current Reports on Form 8-K filed on January 18, 2008, January 31, 2008, March 5, 2008 and March 12, 2008 (File No. 1-8649); and

(d)
The description of the Registrant’s Common Stock and Preferred Share Purchase Rights contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions (File No. 1-8649).

In addition, all documents filed with the Commission by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5.1 to this Registration Statement, is rendered by Timothy P. Dordell, Vice President, Secretary and General Counsel of the Registrant.  Mr. Dordell is eligible to participate in the Plan and holds options to purchase shares of Common Stock granted under the Plan.  Mr. Dordell owns or has rights to acquire an aggregate of less than 0.01% of the Registrant’s outstanding Common Stock.

Item 8.  Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1
The Toro Company Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i)(a) and 4(a) to Registrant’s Current Report on Form 8-K dated March 15, 2005, Commission File No. 1-8649).

4.2	Bylaws of The Toro Company (incorporated by reference to Exhibit 3 to Registrant’s Current Report on Form 8-K dated November 30, 2005, Commission File No. 1-8649).
4.3	Specimen Form of Common Stock Certificate (incorporated by reference to Exhibit 4(c) to Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006).
4.4
Rights Agreement dated as of May 20, 1998, between The Toro Company and Wells Fargo Bank, N.A. relating to rights to purchase Series B Junior Participating Voting Preferred Stock, as amended (incorporated by reference to Exhibit 1 to Registrant’s Current Report on Form 8-K dated May 20, 1998, Commission File No. 1-8649).

4.5
Certificate of Adjusted Purchase Price or Number of Shares dated April 14, 2003 filed by The Toro Company with Wells Fargo Bank, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998 (incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A dated April 14, 2003, Commission File No. 1-8649).

4.6
Certificate of Adjusted Purchase Price or Number of Shares dated April 12, 2005 filed by The Toro Company with Wells Fargo Bank, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998 (incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 2 to Registration Statement on Form 8-A/A dated March 21, 2005, Commission File No. 1-8649).

4.7
Indenture dated as of January 31, 1997, between The Toro Company and First National Trust Association, as Trustee, relating to The Toro Company’s June 15, 2007 and its 7.80% Debentures due June 15, 2027 (incorporated by reference to Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

4.8
Indenture dated as of April 20, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037 (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on April 23, 2007, Registration No. 333-142282).

4.9
First Supplemental Indenture dated as of April 26, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037 (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649).

4.10	Form of The Toro Company 6.625% Note due May 1, 2037 (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649).
5.1	Opinion of Counsel Regarding Legality (filed herewith)
23.1	Consent of Counsel (included as part of Exhibit 5.1)
23.2	Consent of KPMG LLP (filed herewith)
24.1	Power of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 21, 2008.

THE TORO COMPANY
(Registrant)

By: /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Hoffman Michael J. Hoffman	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)	May 21, 2008
/s/ Stephen P. Wolfe Stephen P. Wolfe	Vice President, Finance and Chief Financial Officer (principal financial officer)	May 21, 2008
/s/ Blake M. Grams Blake M. Grams	Managing Director, Corporate Controller (principal accounting officer)	May 21, 2008
    /s/ Timothy P. Dordell
Timothy P. Dordell
As attorney in fact for Robert C. Buhrmaster, Winslow H. Buxton, Janet K. Cooper, Gary L. Ellis, Katherine J. Harless, Robert H. Nassau, Gregg W. Steinhafel, Inge G. Thulin and Christopher A. Twomey

	Directors	May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	The Toro Company Amended and Restated Certificate of Incorporation.	Incorporated by reference to Exhibit 3(i)(a) and 4(a) to Registrant’s Current Report on Form 8-K dated March 15, 2005, Commission File No. 1-8649.
4.2	Bylaws of The Toro Company.	Incorporated by reference to Exhibit 3 to Registrant’s Current Report on Form 8-K dated November 30, 2005, Commission File No. 1-8649.
4.3	Specimen Form of Common Stock Certificate.	Incorporated by reference to Exhibit 4(c) to Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006.
4.4	Rights Agreement dated as of May 20, 1998, between The Toro Company and Wells Fargo Bank, N.A. relating to rights to purchase Series B Junior Participating Voting Preferred Stock, as amended.	Incorporated by reference to Exhibit 1 to Registrant’s Current Report on Form 8-K dated May 20, 1998, Commission File No. 1-8649.
4.5
Certificate of Adjusted Purchase Price or Number of Shares dated April 14, 2003 filed by The Toro Company with Wells Fargo Bank, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998.
Incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A dated April 14, 2003, Commission File No. 1-8649.
4.6
Certificate of Adjusted Purchase Price or Number of Shares dated April 12, 2005 filed by The Toro Company with Wells Fargo Bank, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998.
Incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 2 to Registration Statement on Form 8-A/A dated March 21, 2005, Commission File No. 1-8649.
4.7
Indenture dated as of January 31, 1997, between The Toro Company and First National Trust Association, as Trustee, relating to The Toro Company’s June 15, 2007 and its 7.80% Debentures due June 15, 2027.
Incorporated by reference to Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649.
4.8	Indenture dated as of April 20, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037.	Incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on April 23, 2007, Registration No. 333-142282.
4.9
First Supplemental Indenture dated as of April 26, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037.
Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649.
4.10	Form of The Toro Company 6.625% Note due May 1, 2037.	Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649.
5.1	Opinion of Counsel Regarding Legality	Filed herewith
23.1	Consent of Counsel	Included as part of Exhibit 5.1
23.2	Consent of KPMG LLP	Filed herewith
24.1	Power of Attorney	Filed herewith